Exhibit 10(s)

                LIMITED RECOURSE GUARANTY AND SECURITY AGREEMENT

This LIMITED RECOURSE GUARANTY AND SECURITY AGREEMENT (the "Agreement") is made this 3rd day of August 1993, effective as of the 1st day of June 1993, by The Koger Partnership, Ltd., a Florida limited partnership ("TKP") and Koger Properties, Inc., a Florida corporation ("KPI"), and a debtor and debtor-in-possession, in favor of the holders of the Basic Restructured Mortgage Notes identified on Schedule 1 hereto (the "Senior Noteholders") and Coopers
& Lybrand, the entity designated by the Senior Noteholders to act as agent hereunder (the "Noteholders' Agent").

                                  Recitals

        WHEREAS, KPI now serves as the Managing General Partner of TKP; and

        WHEREAS, on September 25, 1991, each of TKP and KPI filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code with the Bankruptcy Court for the Middle District of Florida (the "Bankruptcy Court"); and

        WHEREAS, pursuant to the Third Amended and Restated Plan of Reorganization of The Koger Partnership, Ltd., Dated As Of October 28, 1992 (the "TKP Plan") and the terms of a certain Amended and Restated Management Agreement, dated of even date herewith (the "Management Agreement"), KPI will serve as TKP's agent for the management and operation of TKP's real estate properties; and

        WHEREAS, pursuant to the terms of the TKP Plan, TKP and KPI also have entered into a certain Incentive Fee Agreement, dated of even date herewith (the "Incentive Fee Agreement"), pursuant to which KPI may be entitled to receive certain fees (the "Incentive Fees") in respect of certain sales and refinancings of TKP's office properties, the amount of which fees will be determined based upon the timing of such transactions and the net proceeds realized thereby; and

        WHEREAS, the Basic Restructured Mortgage Notes (as such term is defined in the TKP Plan) which are to be distributed to the Senior Noteholders pursuant to the TKP Plan are each secured by mortgage interests in certain office properties owned by TKP and constitute full recourse obligations of TKP, but without recourse to any General Partner therein, except to the extent of the pledge by KPI of certain amounts to be paid under the Incentive Fee Agreement as provided herein; and

        WHEREAS, as a condition to their consent to the terms the Plan and in consideration for their agreement to the treatment therein provided for Class lA Claims, KPI and TKP have agreed to provide additional collateral to secure the payment of obligations represented by the Basic Restructured Mortgage Notes (and no other obligations of TKP or Reorganized TKP, including, without limitation any of the New Secured Notes which may be issued thereby in respect of any deficiency in any Mortgage Claim) in an amount up to, but in no event exceeding, the first five million dollars ($5,000,000) of the Incentive Fees required to be paid by TKP under the terms of the Incentive Fee Agreement; and

        WHEREAS, in the event of certain terminations of the Incentive Fee Agreement, and certain other circumstances, TKP has agreed to make additional deposits to the collateral for the repayment of the Basic Restructured Mortgage Notes; and

        WHEREAS, all parties hereto acknowledge and agree that the agreements contained herein do not, are not intended to and shall in no event be deemed or construed to in any way enlarge, change, modify or amend the non-recourse character of the Basic Restructured Mortgage Notes as the same pertains to any General Partner in TKP, or any of the assets or property of any such General Partner, except solely as respects the pledge hereunder of the first five million dollars ($5,000,000) of the Incentive Fees reuired to be paid by TKP under the terms of the Incentive Fee Agreement;

        NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                  Agreement

        1. Definitions. Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the TKP Plan. The defined terms set forth below shall have the following meanings:

        1.1 Application Event shall mean the earliest date upon which any of the following conditions shall occur and be continuing:

        (a) all collateral granted by TKP to secure the Basic Restructured Mortgage Notes has been sold, refinanced or otherwise disposed of and all proceeds thereof distributed to the Senior Noteholders or otherwise applied to the reduction of amounts outstanding under the Basic Restructured Mortgage Notes and, following such distribution, Senior Noteholders have not been paid in full in respect of the obligations represented by the Basic Restructured Mortgage Notes; or

        (b) the final maturity of each of the obligations represented by the Basic Restructured Mortgage Notes has occurred and the amount of any such unpaid indebtedness under any Basic Restructured Mortgage Note then outstanding shall have been finally determined, in accordance with Section 6(a) and (b) hereof, to exceed the value of the properties collateralizing such unpaid obligation; provided, however, that, solely for purposes of this definition, unless the final maturity of each and all of the Basic Restructured Mortgage Notes shall have been extended, each of such obligations shall be deemed to have finally matured on the seventh anniversary of the Effective Date.

        1.2 Approved Bank shall mean a commercial banking institution that (i) is a member of the U.S. Federal Reserve System, (ii) has a combined capital and surplus and undivided profits of not less than U.S. $200,000,000 and (iii) is not a creditor of either KPI or TKP.

        1.3 Bankruptcy Code shall mean the Bankruptcy Reform Act of 1978, as at any time amended, or any substitute or successor legislation relating to the same general subject matter.

        1.4 Bankruptcy Event shall mean, as to any person, any event by which
(i) such person applies for, consents to, or there shall be appointed a receiver, liquidator, or trustee of such person or any of its properties and/or assets; (ii) a petition in bankruptcy, an insolvency proceeding, or a petition for reorganization is filed against such person if same is not withdrawn, dismissed, cancelled, or terminated within 60 days of the filing of such petition or proceeding; (iii) such person is adjudicated bankrupt or insolvent (without regard to any grace period); (iv) such person files or consents to the filing of any petition in bankruptcy or commences or consents to the commencement of any proceeding under the Bankruptcy Code; (v) such person admits in writing the inability to pay its debts generally as they become due or consents to the appointment of a receiver, trustee or liquidator of such person; or (vi) such person causes or institutes any proceeding for, or there shall occur the dissolution or termination of such person unless a reinstatement occurs within ten (10) days after such dissolution or termination.

        1.5 Effective Date shall mean June 1, 1993.

        1.6 Final Release Event shall mean the earliest date on which all fees and expenses incurred by the Noteholders' Agent in connection with this Agreement are paid and any of the following occurs:

        (a) all of TKP's obligations in respect of each of the Basic Restructured Mortgage Notes are paid in full; or

        (b) the aggregate amount of the Proceeds Collateral (i) equals the Guarantee Amount and (ii) is applied to the repayment of amounts outstanding in respect of the Basic Restructured Mortgage Notes pursuant to the provisions of Section 6 of this Agreement.

        1.7 Guarantee Amount shall mean, as of any specified date, the excess of the (i) lesser of (1) $5,000,000.00 and (2) the product of (A) .375 and (B) the aggregate principal amount of all of the Basic Restructured Mortgage Notes then-outstanding, together with the amount of all accrued unpaid interest thereon over (ii) as of such date, the aggregate amount of payments made from the Proceeds Collateral and applied to repay amounts of the Basic Restructured Mortgage Notes.

        1.8 Initial Collateral shall mean any and all rights of KPI in and under the Incentive Fee Agreement (other than KPI's right to indemnification pursuant to Paragraph 6 thereof), whether earned or unearned, and any proceeds, products, profits or other distributions to KPI in respect thereof, including, without limitation, the Proceeds Collateral. All rights and obligations in and to the Initial Collateral granted pursuant hereto are subject to the provisions of Section 5(a) hereof.

        1.9 Initial Deposit Date shall mean the date on which funds are first paid by TKP into the Proceeds Account pursuant to Section 3 hereof.

        1.10 Interim Release Date shall mean the ninety-first day following the first date upon which the aggregate amount of the Proceeds Collateral shall exceed the Guarantee Amount.

        1.11 Proceeds Collateral shall mean all of the amounts paid to the Noteholders' Agent for deposit into the Proceeds Account pursuant to the terms of Section 7 hereof, plus all amounts of net investment income earned or accrued in respect of such amounts, net of any expenses of establishing or maintaining the Proceeds Account, which such costs and expenses shall, in accordance with the provisions of Section 7 hereof, be paid from the amounts so deposited in the Proceeds Account. In no event shall the Proceeds Collateral exceed the Guarantee Amount.

        1.12 Proceeds Account means the account established by the Noteholders' Agent pursuant to the provisions of Section 7 hereof.

        2.1 Limited Guarantee. Subject to the terms and conditions set forth herein, including, without limitation, Section 2.2 hereof, KPI hereby absolutely and unconditionally guarantees to the Senior Noteholders and their successors, endorsees, transferees and assigns the full and prompt payment of all amounts due under the Basic Restructured Mortgage Notes when due (whether at stated maturity, upon acceleration or otherwise), with recourse strictly and absolutely limited in accordance with Section 5 of this Agreement.

        2.2 Limitations on Guarantee. Notwithstanding the foregoing provisions of Section 2.1 hereof:

        (a) Subject to the provisions of the final sentence of Section 9(b) hereof, KPI shall have no obligation to make any payment hereunder unless an Application Event shall have occurred and be continuing.

        (b) Under no circumstances shall KPI, or any successor, assignee or transferee thereof be required to make any payment under or in respect of the guarantee granted hereunder other than by an application of the Proceeds Collateral. Notwithstanding anything herein to the contrary, or any provision of any applicable law, including, without limitation, section llll(b) of the Bankruptcy Code, the agreements of KPI contained herein shall not be deemed, interpreted or construed as creating, and shall not create, any liability or obligation of KPI for the payment of any money hereunder, other than as by satisfaction from the Proceeds Collateral.

        3. No Waiver, Etc. At any time and from time to time, without the consent of or notice to KPI, without incurring any liability to KPI, and without impairing or releasing the obligations of KPI under this Agreement, the Noteholders' Agent or the Senior Noteholders, as the case may be, may do any of the following:

        (a) Change or extend the manner, place or terms of payment of or renew or alter all or any portion of the Basic Restructured Mortgage Notes;

        (b) Take any action under or in respect of the Basic Restructured Mortgage Notes or any other relevant documents in the exercise of any remedy, power or privilege contained therein or available to the Noteholders' Agent or the Senior Noteholders at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

        (c) Amend or modify in any respect the Basic Restructured Mortgage Notes or any of the other relevant documents;

        (d) Extend or waive the time for TKP's or any other person's or party's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Basic Restructured Mortgage Notes or any other relevant documents, or waive such performance or compliance or consent to a failure of or departure from such performance or compliance;

        (e) Sell, exchange, release, dispose of or otherwise deal with any property pledged, mortgaged or conveyed, or in which the Noteholders' Agent or any of the Senior Noteholders has been granted a lien or security interest, to secure the Basic Restructured Mortgage Notes; and

        (f) Release TKP, any surety or any other person which may be liable in any manner for the payment and collection of any amounts owed by TKP to the Senior Noteholders while continuing to hold KPI liable.

        4. Grant of Security Interests. (a) Subject to the provisions of Sections 2.2 and 5 hereof, KPI hereby grants to the Noteholders' Agent, as agent for the holders of the Basic Restructured Mortgage Notes and as additional collateral for the full and prompt payment of the obligations represented by the Basic Restructured Mortgage Notes, a security interest in the Initial Collateral and hereby unconditionally transfers and assigns to the Noteholders' Agent all rights to payments of any kind arising out of, under, or in connection with the Incentive Fee Agreement (other than KPI's right to indemnification under Paragraph 6 thereof). To the extent permitted by applicable law, KPI hereby appoints the officers and employees of the Noteholders' Agent, or any other person the Noteholders' Agent may duly designate, as KPI's attorney-in-fact to execute on behalf of KPI any financing statements reasonably required to perfect the collateral interests granted hereby.

        (b) The Noteholders' Agent, as agent for the holders of the Basic Restructured Mortgage Notes, hereby grants to KPI, as additional collateral for the full and prompt performance of the obligations of the Noteholders' Agent hereunder, including the performance of the obligations thereof under Sections 6(c) and 9 hereof, a security interest in the Proceeds Collateral. To the extent permitted by applicable law, the Noteholders' Agent hereby appoints the officers and employees of KPI, or any other person as KPI may duly designate, as the Noteholders' Agent's attorney-in-fact to execute on behalf thereof any financing statements reasonably required to perfect the collateral interests granted hereby.

        5. Limitation of Collateral Interest. (a) It is expressly understood that this Agreement and the covenants, agreements and guarantees of KPI set forth herein may be enforced solely by recourse to, and enforcement against, the Proceeds Collateral and in no event in an amount to exceed the Guarantee Amount. Notwithstanding any of the provisions of this Agreement or otherwise applicable law, including, without limitation, section llll(b) of the Bankruptcy Code, to the contrary, this Agreement and the liabilities and obligations of KPI hereunder may in no event be enforced by execution upon, or foreclosure of, (i) any of the Initial Collateral other than the Proceeds Collateral or (ii) any of the other assets or property of KPI, Reorganized KPI or any other successor thereto or transferee thereof. Notwithstanding the foregoing, the Noteholders' Agent shall be entitled to seek specific performance by KPI and TKP of each of its duties and obligations hereunder.

        (b) Upon the occurrence of the Interim Release Date:

                (i) the collateral interest described in Section 4(a) hereof shall, automatically and without the action or consent of any person, including, without limitation, TKP, KPI, the Noteholders' Agent and any of the Senior Noteholders, or any of the successors, assignees or transferees of any of the foregoing, be deemed to be rescinded, discontinued and otherwise terminated as to all of the Initial Collateral other than the Proceeds Collateral; and

                (ii) the Noteholders' Agent shall notify TKP in writing that the assignment of the proceeds under the Incentive Fee Agreement has terminated and that all future payments under the Incentive Fee Agreement shall be paid over to KPI.

        6. Application of Collateral. (a) Upon the occurrence of an Application Event, the Noteholders' Agent shall apply the Proceeds Collateral first to the repayment of any fees and expenses incurred by the Noteholders' Agent in connection with this Agreement and second to the repayment of then outstanding obligations under the Basic Restructured Mortgage Notes on a pro rata basis (based upon relative deficiency amounts) and in the order of application of proceeds specified in the Basic Restructured Mortgage Notes.

        (b) Upon the occurrence of an Application Event, the relative amounts of the collateral deficiencies, if any, which shall serve as the basis for apportionment of the Proceeds Collateral shall be determined by (i) agreement among on the one hand, Reorganized TKP and Reorganized KPI and, on the other hand, the Noteholders' Agent and the Senior Noteholders or (ii) if no such agreement can be reached promptly following the occurrence of an Application Event, by (A) the Alternate General Partner, if the same shall then have succeeded KPI and be serving as the Managing General Partner of Reorganized
TKP or (B) if the Alternate General Partner shall not have succeeded KPI and be serving as the Managing General Partner of Reorganized TKP, or shall otherwise be unwilling or unable to determine the relative amounts of such collateral deficiencies, if any, by (I) a single arbitrator in a single arbitral proceeding, the identity of which arbitrator shall be determined jointly by Reorganized KPI and the Noteholders' Agent, or (II) if Reorganized KPI and the Noteholders' Agent are unable to jointly determine the identity of such arbitrator, the matter shall be submitted to three arbitrators, one to be chosen by each party and the third by the two thus chosen, or, should either party fail to appoint an arbitrator within fifteen (15) days of written request from the other party to do so, the requesting party may appoint two arbitrators, which shall then appoint a third arbitrator. The third arbitrator shall act as presiding arbitrator of the tribunal. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association then in effect, provided, however, that such arbitral proceeding shall be conducted in no event later than thirty (30) days following the date upon which all such arbitrators have been appointed, with a decision to be rendered not later than thirty (30) days following the completion of such proceeding. The decision in writing of the arbitrator(s), when filed with the parties hereto, shall be final and binding. Judgment may be entered upon the final decision of the arbitrator(s) in any court having jurisdiction. Said arbitration shall take place in New York City, New York. The costs of the arbitration shall be borne as determined by the arbitrator(s).

        (c) Following such application of the Proceeds Collateral, the Noteholders' Agent will pay an amount equal to the difference between the aggregate amount of the Proceeds Collateral and the amount so applied to the repayment of such fees, expenses and obligations under the Basic Restructured Mortgage Notes to KPI, or, if any amounts were contributed to the Proceeds Collateral by TKP pursuant to the provisions of Section 13 hereof, to KPI and TKP in proportion to their relative contributions to the aggregate amount of the Proceeds Collateral.

        7. Proceeds Account Payments and Expenses. By its execution hereof, and prior to the occurrence of the Interim Release Date, KPI hereby irrevocably directs TKP to pay over all amounts due and owing to KPI under the Incentive Fee Agreement to the Noteholders' Agent, in accordance with payment instructions to be received from the Noteholders' Agent from time to time.
The Noteholders' Agent, by its execution hereof, agrees to establish an account for the sole benefit of the Senior Noteholders (the "Proceeds Account"), to promptly deposit in the Proceeds Account all amounts received from TKP pursuant to the immediately preceding sentence or the provisions of
Section 13 hereof and to hold such amounts subject to disbursement pursuant to the terms of this Agreement. Funds deposited in the Proceeds Account shall be invested by the Noteholders' Agent in accordance with the provisions of
Section 11 hereof. Except as otherwise set forth in Section 8 hereof, all fees, costs and expenses of maintaining the Proceeds Account shall be borne by and paid from the Proceeds Collateral to the extent possible and neither
KPI nor TKP shall otherwise be required to bear any portion of any such fees, costs or expenses.

        8. Compensation of Noteholders' Agent. The Noteholders' Agent shall receive from TKP an initial fee of ten thousand dollars ($10,000.00), payable upon execution of this Agreement. Thereafter, the Noteholders Agent shall be entitled to reimbursement for its reasonable fees and expenses incurred in the performance of its duties hereunder. Such fees and costs shall be calculated and billed at the hourly rates then in effect for any employee or representative of the Noteholders' Agent performing services pursuant to this Agreement, and such amounts may be deducted by the Noteholders' Agent from the Proceeds Account on a monthly basis, following the submission of detailed invoices to TKP and KPI reflecting the basis for such fees and costs. TKP shall also be required to advance up to an additional ten thousand dollars ($10,000.00) to the Noteholders' Agent upon request for the payment of reasonable costs and expenses which may be incurred by the Noteholders' Agent pending establishment of the Proceeds Account. In the event that such an advance is made, the Noteholders' Agent shall reimburse TKP for such advance from the first deposits made to the Proceeds Account pursuant to this Agreement and the Incentive Agreement.

        9. Interim Payments to KPI from the Proceeds Account. Any balance of the Proceeds Account in excess of the Guarantee Amount shall be paid to KPI (or, if any amounts were contributed to the Proceeds Collateral by TKP pursuant to the provisions of Section 13 hereof, to KPI and TKP in proportion to their relative contributions to the aggregate amount of the Proceeds Collateral) at the direction of KPI within five (5) business days after the last day of any calendar month which ends after the Initial Deposit Date.

        10. Retention of Funds Received. (a) Each of TKP and KPI understands and acknowledges that any funds received by the Noteholders' Agent will constitute property of the holders of the Basic Restructured Mortgage Notes, and that neither TKP nor KPI will have any interest in such funds whatsoever except solely as expressly provided in Section 4(b) hereof. To the extent that it is determined that any such funds constitute property of KPI, however, KPI hereby grants to the Noteholders' Agent a security interest in such funds.

        (b) In no event shall either TKP or KPI be required to return, repay, remit, distribute or share with the Noteholders' Agent or any current or future holder of any Basic Restructured Mortgage Notes or any other Person, including, without limitation, any of their respective successors or assigns, all or any portion of any payment or distribution of any portion of the Proceeds Collateral which is paid in accordance with the terms of Sections 6 or 8 hereof; provided, however, that, without prejudice hereunder as to any claim against TKP, KPI shall promptly turn over to the Noteholders' Agent any amount which it receives which amount should have been paid to the Noteholders' Agent pursuant to the provisions of Section 7 hereof.

        11. Investment of Funds. The Noteholders' Agent shall invest any funds received pursuant to this Agreement in its discretion in any of the following:

        (a) direct obligations of, or obligations fully guaranteed by, the United States of America or any agency thereof;

        (b) bonds, debentures, notes, or other evidences of indebtedness issued by any of the following agencies: Federal Farm Credit System; Federal Home Loan Bank System; Export-Import Bank of the United States; Federal National Mortgage Association; Government National Mortgage Association; Federal Financing Bank, or any agency or instrumentality of the Federal Government which shall be established for the purpose of acquiring the obligations of any of the foregoing or otherwise providing financing therefor; and

        (c) direct and general obligations of, or obligations unconditionally guaranteed by, any state of the United States or political subdivision of such state but only if (A) the payment of the principal of and interest on which are secured by a pledge of the full faith and credit of such state or political subdivision of such state, respectively, and (B) at the time of their purchase under this Agreement, such obligations are rated in any of the two highest rating categories by a nationally recognized bond rating service.

        12. Bankruptcy Code Protection Waived. In any pending or subsequent Bankruptcy Event with respect to KPI or TKP, each of KPI and TKP hereby waives any and all protection that may be provided by the Bankruptcy Code with respect to the Proceeds Collateral, including, without limitation, the automatic stay provided under section 362(a) of the Bankruptcy Code and the benefits of sections 544, 547, 548 and 550 of the Bankruptcy Code.

        13. Additional Contributions to Proceeds Collateral by TKP. (a) In the event that the Incentive Fee Agreement shall be terminated prior to the occurrence of the Interim Release Date, TKP hereby agrees that it shall make additional contributions to the Proceeds Collateral at the times and in the amounts which it would otherwise be required to pay to the Noteholders' Agent hereunder but for the termination of the Incentive Fee Agreement. TKP shall make such additional contributions to the Proceeds Collateral until such time as the aggregate amount of the contributions made to the Proceeds Collateral shall equal the Guarantee Amount, and TKP shall have no additional liability or obligation to make any such additional contributions thereafter.

        (b) If any reduction in computing the aggregate of Net Proceeds is made, which reduction is described in the last sentence of the definition of such term set forth in the Incentive Fee Agreement, TKP shall, as to each such deduction make an additional contribution to the Proceeds Collateral equal to the lesser of (i) $225,000 and (ii) the amount of such deduction.

        14. Release of Security Interest. On the ninety-first (91st) day following a Final Release Event, so long as a Bankruptcy Event has not occurred with respect to KPI, the Noteholders' Agent will take such steps as are necessary to effectuate a release of the security interest granted to the Noteholders' Agent pursuant to this Agreement, including the recording (at KPI's sole expense) of any necessary termination statements.

        15. No Modification, Etc. Until an Interim Release Date has occurred, each of TKP and KPI agree not to effect any modification of the terms of the Incentive Fee Agreement other than (i) a modification solely effective as to Sections 9 through 13 thereof; (ii) a modification which has the sole effect of extending the duration of the Incentive Fee Agreement or increasing the Incentive Fees or both, or (iii) a modification which is approved in writing, in advance, by the Noteholders' Agent (which shall act upon the instructions of the Senior Noteholders, as such holders may, among themselves, deem appropriate), which consents shall not be unreasonably withheld and which instructions shall be reasonably given. KPI may not assign its obligations hereunder with an express assumption thereby of such obligations.

        16. Subrogation; Retention of Rights Under Incentive Fee Agreement.
(a) KPI shall not exercise any rights which it may have acquired by way of subrogation to rights of the holders of Basic Restructured Mortgage Notes under this Agreement, by any payment made hereunder or otherwise.

        (b) The provisions of this Agreement are intended solely for the purpose of defining the relative rights of holders of Basic Restructured Mortgage Notes and KPI in respect of the Proceeds Collateral and Initial Collateral. Nothing contained in this Agreement is intended to or shall (i) impair, as between TKP and KPI, the obligation of TKP hereunder and pursuant to the Incentive Fee Agreement to pay the Incentive Fees, which obligation is absolute and unconditional; (ii) affect the relative priority of KPI in respect of the Proceeds Collateral and any other current or future creditors of TKP (other than holders of the Basic Restructured Mortgage Notes), (iii) prevent KPI from exercising all remedies otherwise permitted by applicable law upon any default by TKP of any of its oblgations under the Incentive Fee Agreement or (iv) prejudice in any way KPI's rights in respect of any other obligation of TKP, including KPI's rights to receive, in accordance with the provisions of Section 8 hereof, any portion of the amounts contained in the Proceeds Account which do not constitute Proceeds Collateral. Following the occurrence of any Application Event and the application of all or any part of the Proceeds Collateral to repay amounts owing in respect of the Basic Restructured Mortgage Notes, KPI shall retain all of its rights to assert against TKP the full amount of all liabilities and obligations of TKP under the Incentive Fee Agreement which were not paid to KPI by virtue of such application.

        17. No Assumption of Obligation by Noteholders' Agent. By virtue of its execution of this Agreement or any related agreement and its service as an agent of the Senior Noteholders, the Noteholders' Agent has not assumed, and shall in no event be deemed to have or be entitled to assume, any of the rights, duties or obligations of TKP, KPI or any Partner therein under any of the Management Agreement, the New Partnership Agreement or the Incentive Fee Agreement.

        18. Further Assurances. At any time upon the request of the Noteholders' Agent or KPI, the Noteholders' Agent or KPI, as the case may be, shall, at its own expense, execute, acknowledge and deliver any further assignments, conveyances, transfers or other assurances, documents or instruments as may be reasonably requested by the other such party hereto in order to more fully accomplish and effectuate the intent of this Agreement.

        19. Notices. All notices, consents, requests and other communications provided for or permitted to be given pursuant to this Agreement shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, or delivered by overnight delivery service to the parties hereto at the followlng respective addresses:

        TKP:
                The Koger Partnership, Ltd.
                3986 Boulevard Center Drive
                Jacksonvilie, FL 32207
                Attention: Chief Executive Officer

        KPI:

                Koger Properties, Inc.
                3986 Boulevard Center Drive
                Jacksonville, FL 32207
                Attention: Chief Executive Officer

        Noteholders' Agent:

                Coopers & Lybrand
                5959 Blue Lagoon Drive, Fourth Floor
                Miami, FL 33126
                Attention: Mr. Harvey Goldman

        Each party may at any time give notice in writing to the other parties of a change of address for purposes of this Section.

        20. Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Florida.

        21. Indemnification of Noteholders' Agent. The Noteholders' Agent shall be entitled to rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to, any instruction, order, judgment, certification, affidavit, demand, notice, opinion, instrument or other writing delivered to it hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document. The Noteholders' Agent need only perform those duties that are specifically set forth in this Agreement and no others.

        The Noteholders' Agent is acting as a stakeholder only with respect to the Proceeds Collateral. If any dispute arises as to whether Noteholders' Agent is obligated to deliver any property or as to whom the property is to be delivered or the amount thereof, the Noteholders' Agent shall not be required to make any delivery, but in such event the Noteholders' Agent may hold the property until receipt by the Noteholders' Agent of instructions in writing, signed by all parties which have, or claim to have, any interest in the Proceeds Collateral, directing the disposltion of the Proceeds Collateral, or in the absence cf such authorization, the Noteholders' Agent may hold the Proceeds Collateral until receipt of a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Proceeds Collateral. Alternatively, the Noteholders' Agent may deposit the Proceeds Collateral in the registry of a court of competent jurisdiction; provided, however, that notwithstanding the foregoing, the Noteholders' Agent may, but shall not be required to, institute legal proceedings of any kind.

        TKP agrees to reimburse the Noteholders' Agent on demand for, and to indemnify and hold the Noteholders' Agent harmless against and with respect to, any and all loss, liability, damage, or expense (including, without limitation, attorneys' fees and costs) that the Noteholders' Agent may suffer or incur in connection with entering into this Agreement and performance of its obligations under this Agreement, or otherwise, in connection therewith, except to the extent such loss, liability, damage or expense arises from the willful misconduct, gross negligence or bad faith of the Noteholders' Agent.

        22. Resignation or Removal of Noteholders' Agent. Upon thirty (30) days written notice to all of the Senior Noteholders identified on Schedule 1, the Noteholders' Agent and any successor Noteholders' Agent may at any time resign as such by delivering the Proceeds Account to either (i) any successor Noteholders' Agent designated in writing by a majority in number of the Senior Noteholders identified on Schedule 1, and acceptable to TKP and KPI, or (ii) any court having competent jurisdiction. Upon its resignation and delivery of the Proceeds Account as set forth in this paragraph, the Noteholders' Agent shall be discharged of, and from, any and all further obligations arising in connection with this Agreement.

        23. Counterparts. This agreement may be executed in any number of separate counterparts, each of which shall, exclusively and separately, constitute one Agreement.

        24. Binding Effect. This Agreement and the rights and duties of the parties hereto shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors in title and assigns.

        IN WINESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        THE KOGER PARTNERSHIP, LTD.,
                                        By: Koger Properties, Inc.
                                            Managing General Partner

                                        By:
                                            Vice President

                                        KOGER PROPERTIES, INC.,

                                        By:
                                            Vice President

                                        COOPERS & LYBRAND,
                                        as Noteholders' Agent

                                        By:
                                            [Title]

STATE OF FLORIDA                )
                                ) SS:
COUNTY OF DUVAL                 )

        The foregoing instrument was acknowledged before me this 3rd day of August, 1993, by Jack H. Chambers as President on behalf of Koger Properties, Inc., Managing General Partner of The Koger Partnership, Ltd. on behalf of The Koger Partnership, Ltd. He personally appeared before me, is personally known to me and did not take an oath.

(NOTARIAL SEAL)                         Notary: Sue J. Wakeman
SUE J. WAKEMAN                          Print Name: Sue J. Wakeman
MY COMMISSION # CC 205882 EXPIRES       Notary Public, State of Florida
June 4, 1996                            My commission expires: June 4, 1996
BONDED THRU TROY FAIN INSURANCE, INC.


STATE OF FLORIDA                )
                                )  SS:
COUNTY OF DUVAL                 )

        The foregoing instrument was acknowledged before me this 3rd day of August, 1993, by Jack H. Chambers as President of Koger Properties, Inc., a Florida corporation on behalf of Koger Properties, Inc. He personally appeared before me, is personally known to me and did not take an oath.

(NOTARIAL SEAL)                         Notary: Sue J. Wakeman
SUE J. WAKEMAN                          Print Name: Sue J. Wakeman
MY COMMISSION # CC 205882 EXPIRES       Notary Public, State of Florida
June 4, 1996                            My commission expires: June 4, 1996
BONDED THRU TROY FAIN INSURANCE, INC.

                               SCHEDULE 1
                              NOTE HOLDERS

                    Basic Restructured Mortgage Notes

Lender                              Property                Location

The Travelers Insurance Company     Monterey,               Miami Center, FL
1100 Abernathy Road, N.E.           Cleveland,              Dade County
Building 500                        Augusta,
Suite 1420                          Concord
Atlanta, Georgia 30328

The Travelers Insurance Company     Warwick                 Norfolk Center, VA
1100 Abernathy Road, N.E.                                   City of Norfolk
Building 500
Suite 1420
Atlanta, Georgia 30328

The Travelers Insurance Company     Elizabeth               Norfolk Center, VA
1100 Abernathy Road, N.E.                                   City of Norfolk
Building 500
Suite 1420
Atlanta, Georgia 30328

The Travelers Insurance Company     Gloucester              Norfolk Center, VA
1100 Abernathy Road, N.E.                                   City of Norfolk
Building 500
Suite 1420
Atlanta, Georgia 30328

The Travelers Insurance Company     Bay Center              Tampa Center, FL
1100 Abernathy Road, N.E.                                   Hillsborough County
Building 500
Suite 1420
Atlanta, Georgia 30328

The Travelers Insurance Company     Intrepid                Tampa Center, FL
1100 Abernathy Road, N.E.                                   Hillsborough County
Building 500
Suite 1420
Atlanta, Georgia 30328

The Travelers Insurance Company     Triton East             Tampa Center, FL
1100 Abernathy Road, N.E.                                   Hillsborough County
Building 500
Suite 1420
Atlanta, Georgia 30328

Lender                              Property                Location

The Travelers Insurance Company     Vanguard                Tampa Center, FL
1100 Abernathy Road, N.E.                                   Hillsborough County
Building 500
Suite 1420
Atlanta, Georgia 30328

The Travelers Insurance Company     Atlantic                Tampa Center, FL
1100 Abernathy Road, N.E.                                   Hillsborough County
Building 500
Suite 1420
Atlanta, Georgia 30328

The Travelers Insurance Company     Orion                   Tampa Center, FL
1100 Abernathy Road, N.E.                                   Hillsborough County
Building 500
Suite 1420
Atlanta, Georgia 30328

The Travelers Insurance Company     Richmond                Miami Center, FL
1100 Abernathy Road, N.E.                                   Dade County
Building 500
Suite 1420
Atlanta, Georgia 30328

The Travelers Insurance Company     Albany                  Miami Center, FL
1100 Abernathy Road, N.E.                                   Dade County
Building 500
Suite 1420
Atlanta, Georgia 30328

The Travelers Insurance Company     Koger                   Miami Center, FL
1100 Abernathy Road, N.E.                                   Dade County
Building 500
Suite 1420
Atlanta, Georgia 30328

The Travelers Insurance Company     Palm Coast              Miami Center, FL
1100 Abernathy Road, N.E.                                   Dade County
Building 500
Suite 1420
Atlanta, Georgia 30328

Lender                              Property                Location

The Travelers Insurance Company     Athens                  Miami Center, FL
1100 Abernathy Road, N.E.                                   Dade County
Building 500
Suite 1420
Atlanta, Georgia 30328

The Travelers Insurance Company     Charleston              Miami Center, FL
1100 Abernathy Road, N.E.                                   Dade County
Building 500
Suite 1420
Atlanta, Georgia 30328

The Travelers Insurance Company     Phoenix                 Miami Center, FL
1100 Abernathy Road, N.E.                                   Dade County
Building 500
Suite 1420
Atlanta, Georgia 30328

The Travelers Insurance Company     Columbus                Miami Center, FL
1100 Abernathy Road, N.E.                                   Dade County
Building 500
Suite 1420
Atlanta, Georgia 30328

The Travelers Insurance Company     Flint                   Miami Center, FL
1100 Abernathy Road, N.E.                                   Dade County
Building 500
Suite 1420
Atlanta, Georgia 30328

The Travelers Insurance Company     Covington               Miami Center, FL
1100 Abernathy Road, N.E.                                   Dade County
Building 500
Suite 1420
Atlanta, Georgia 30328

The Travelers Insurance Company     Spokane                 Miami Center, FL
1100 Abernathy Road, N.E.                                   Dade County
Building 500
Suite 1420
Atlanta, Georgia 30328

Lender                              Property                Location

The Travelers Insurance Company     Trenton                 Miami Center, FL
1100 Abernathy Road, N.E.                                   Dade County
Building 500
Suite 1420
Atlanta, Georgia 30328

The Travelers Insurance Company     Denver                  Miami Center, FL
1100 Abernathy Road, N.E.                                   Dade County
Building 500
Suite 1420
Atlanta, Georgia 30328

The Travelers Insurance Company     Ratcliffe               Richmond West End
1100 Abernathy Road, N.E.                                   Center, VA
Building 500                                                City of Richmond
Suite 1420
Atlanta, Georgia 30328

The Travelers Insurance Company     Dare                    Raleigh Glenwood
1100 Abernathy Road, N.E.                                   Center, NC
Building 500                                                Register of Deeds
Suite 1420                                                  Wake County
Atlanta, Georgia 30328

Prudential Funding Corporation      Koger                   Tampa Center, FL
One Ravinia Drive                                           Hillsborough County
Suite 1400
Atlanta, Georgia 30346

Prudential Funding Corporation      Kogerama                Richmond West End
One Ravinia Drive                                           Center, VA
Suite 1400                                                  Henrico County
Atlanta, Georgia 30346

Prudential Funding Corporation      Randolph                Richmond West End
One Ravinia Drive                                           Center, VA
Suite 1400                                                  Henrico County
Atlanta, Georgia 30346

Lender                              Property                Location

Prudential Funding Corporation      Nelson                  Richmond West End
One Ravinia Drive                                           Center, VA
Suite 1400                                                  Henrico County
Atlanta, Georgia 30346

Prudential Funding Corporation      Koger                   Richmond West End
One Ravinia Drive                                           Center, VA
Suite 1400                                                  Henrico County
Atlanta, Georgia 30346

Prudential Funding Corporation      Almond                  Richmond West End
One Ravinia Drive                                           Center, VA
Suite 1400                                                  Henrico County
Atlanta, Georgia 30346

Prudential Funding Corporation      Dale                    Richmond West End
One Ravinia Drive                                           Center, VA
Suite 1400                                                  Henrico County
Atlanta, Georgia 30346

Prudential Funding Corporation      Kogerama                Norfolk East
One Ravinia Drive                                           Center, VA
Suite 1400                                                  City of Norfolk
Atlanta, Georgia 30346

Prudential Funding Corporation      Koger                   Norfolk East
One Ravinia Drive                                           Center, VA
Suite 1400                                                  City of Norfolk
Atlanta, Georgia 30346

Prudential Funding Corporation      Shenandoah              Norfolk East
One Ravinia Drive                                           Center, VA
Suite 1400                                                  City of Norfolk
Atlanta, Georgia 30346

Prudential Funding Corporation      James                   Norfolk East
One Ravinia Drive                                           Center, VA
Suite 1400                                                  City of Norfolk
Atlanta, Georgia 30346

Lender                              Property                Location

Prudential Funding Corporation      Rivanna                 Norfolk East
One Ravinia Drive                                           Center, VA
Suite 1400                                                  City of Norfolk
Atlanta, Georgias 30346

Prudential Insurance Company        Jefferson               Richmond West End
of America                                                  Center, VA
One Ravinia Drive                                           Henrico County
Suite 1400
Atlanta, Georgia 30346

The Prudential Insurance Company    Kogerama                Tampa Center, FL
of America                                                  Hillsborough County
One Ravinia Drive
Suite 1400
Atlanta, Georgia 30346

The Prudential Insurance Company    Mariner                 Tampa Center, FL
of America                                                  Hillsborough County
One Ravinia Drive
Suite 1400
Atlanta, Georgia 30346

The Prudential Insurance Company    Triton West             Tampa Center, FL
of America                                                  Hillsborough County
One Ravinia Drive
Suite 1400
Atlanta, Georgia 30346

The Prudential Insurance Company    Wythe                   Richmond West End
of America                                                  Center, Va
One Ravinia Drive                                           Henrico County
Suite 1400
Atlanta, Georgia 30346

The Prudential Insurance Company    Surry                   Richmond West End
of America                                                  Center, VA
One Ravinia Drive                                           Henrico County
Suite 1400
Atlanta, Georgia 30346

Lender                              Property                Location

The Prudential Insurance Company    Culpepper               Richmond West End
of America                                                  Center, VA
One Ravinia Drive                                           Henrico County
Suite 1400
Atlanta, Georgia 30346

The Prudential Insurance Company    Albermarle              Norfolk East
of America                                                  Center, VA
One Ravinia Drive                                           City of Norfolk
Suite 1400
Atlanta, Georgia 30346

The Prudential Insurance Company    Maury                   Norfolk East
of America                                                  Center, VA
One Ravinia Drive                                           City of Norfolk
Suite 1400
Atlanta, Georgia 30346

The Prudential Insurance Company   Yancey                  Raleigh Crossroads
of America                                                  Center, NC
One Ravinia Drive                                           Wake County
Suite 1400
Atlanta, Georgia 30346

The Prudential Insurance Company    Smithfield              Norfolk West
of America                                                  Center, VA
One Ravinia Drive                                           City of Norfolk
Suite 1400
Atlanta, Georgia 30346

The Northwestern Mutual Life        Billings                Miami Center, FL
Insurance Company                                           Dade County
720 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202

Lender                              Property                Location

The Northwestern Mutual Life        Manchester              Miami Center, FL
Insurance Company                                           Dade County
720 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202

The Northwestern Mutual Life        Seattle                 Miami Center, FL
Insurance Company                                           Dade County
720 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202

Aetna Realty Investors, Inc.        Chatham                 Raleigh Glenwood
242 Trumbull Street                                         Center, NC
Hartford, Connecticut 06156-9604

Aetna Realty Investors, Inc.        Cumberland              Raleigh Glenwood
242 Trumbull Street                                         Center, NC
Hartford, Connecticut 06156-9604

Aetna Realty Investors, Inc.        Camden                  Raleigh Glenwood
242 Trumbull Street                                         Center, NC
Hartford, Connecticut 06156-9604

Jefferson-Pilot Life Insurance      Caswell                 Raleigh Glenwood
Company                                                     Center, NC
101 N. Green Street
P.O. Box 20407
Greensboro, N.C. 27420

Jefferson-Pilot Life Insurance      Northhampton            Raleigh Glenwood
Company                                                     Center, NC
101 N. Green Street
P.O. Box 20407
Greensboro, N.C. 27420

Gulf Life Insurance Company         Tyler                   Richmond West End
2929 Allen Parkway                                          Center, VA
34th Floor
Houston, Texas 77019

Home Beneficial Life Insurance      Page                    Richmond West End
Company                                                     Center, VA
3901 West Broad Street
Richmond, Virginia 23261

Lender                              Property                Location

Liberty Life Insurance Company      McDowell                Raleigh Glenwood
Wachovia Mortgage                                           Center, NC
2000 Wade Hampton Boulevard
P.O. Box 789 (29602)
Greenville, S.C. 29615

Life Savings Bank, FSB              York                    Norfolk East
4530 E. Virginia Beach Blvd.                                Center, VA
P.O. Box 479 (23501)
Norfolk, Virginia 23502

Southwestern Life Insurance         Spotswood               Richmond West
Company                                                     End Center, VA
4211 Norbourne Boulevard
Louisville, KY 40207